    Exhibit 10.23

LEASE AMENDING AGREEMENT

This Agreement made this 1st day of October, 2017

BETWEEN:
BEREZAN MANAGEMENT (ALTA)
LTD. AS AGENT FOR 1093155
ALBERTA LTD.
(hereinafter referred to as the "Landlord")

OF THE FIRST PART

- and -

GROWLIFE HYDROPONIC INC.
(hereinafter referred to as the "Tenant" )
OF THE SECOND PART

WHEREAS, by a lease dated the 31st day of August, 2017 (hereinafter referred to as the "Lease") made between BEREZAN MANAGEMENT (ALTA) LTD. AS AGENT FOR 1093155 ALBERTA LTD. as Landlord and GROWLIFE HYDROPONIC INC. as Tenant, the Landlord leased to the Tenant the premises known as Unit 113, 2323 - 32nd Avenue NE, Calgary, Alberta (hereinafter referred to as the "Premises");

AND WHEREAS, the Landlord and the Tenant have agreed to amend the Lease upon the terms and conditions herein set out;

NOW THEREFORE TIDS AGREEMENT WITNESSETH that in consideration of the Premises and the mutual covenants and agreements herein contained, it is hereby agreed as follows;

1. Effective as of the date first set forth above, the Landlord and Tenant hereby agree to amend the Lease upon the following terms and conditions:
2. Area of Premises. The Area of the Premises is 2,663 square feet.
3. Base Rent. The Base Rent is as follows:

	RATE ($per sgft/annum)	BASE RENT (Yearly)	BASE RENT (Monthly)
Entire Term:
Oct 1/17 to Sep 30/22	$12.00	$31,956.00	$2,663.00

4.    Deposit. The Landlord confirms receiving a deposit in the amount of $14,837.53 including G.S.T. The Deposit shall be held and applied by the Landlord without liability for interest as follows:

(a)
firstly, $4,590.35 to be applied towards the payment of Base Rent and Additional Rent, inclusive of GST for the month of October, 2017;

(b)
secondly, 1,066.48 to be applied towards the payment of Base Rent and Additional Rent, inclusive of GST for the month of November, 2017;

(c)
thirdly, $4,590.35 to be applied towards the payment of Base Rent and Additional Rent, inclusive of GST for the last month of the Term of the Lease; and

(d)
lastly, the balance of $4,590.35 to be held as a security deposit as more particularly set out in section 6 of the Lease Agreement.

5.    It is hereby agreed between the parties hereto that this Agreement shall, from the date hereof, be read and construed with the Lease and be incorporated into and be treated as a part thereof. The Lease is hereby amended and the Lease so amended, together with all the covenants and provisions thereof which are not amended by this Agreement, shall remain in full force and effect.

6.   This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns; wherever the singular or masculine gender is used in the Agreement, the same shall be construed as including the plural and feminine or neuter gender with the fact or context so requires.

LANDLORD: BEREZAN MANAGEMENT (ALTA) LTD. AS AGENT FOR 1093155 ALBERTA LTD.

Per:	/s/ Alison Wallace
Alison Wallace, CPM
Regional Manager

TENANT: GROWLIFE HYDROPONIC INC.

Per:	/s/ Dave Auger
Dave Auger

Title:	National Sales Manager
I have the authority to bind the corporation